UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019 (June 24, 2019)

Lazuriton Nano Biotechnology (U.S.A.) Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-210091	37-1786808
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

341, Sec. 2, Wanshou Road, 10th floor

Guishan District, Taoyuan City, 333, Taiwan (Republic of China)

(Address of principal executive offices) (Zip Code)

011-886-3-329-5585

Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRRANGEMENTS OF CERTAIN OFFICERS

On June 24, 2019, five shareholders of Lazuriton Nano Biotechnology (U.S.A.) Inc. (the “Company”) holding approximately 70.8% of the voting power of the outstanding common stock of the Company held a meeting to elect the following individuals as directors to the board of directors (the “Board”) of the Company: Chih-Yuan Hsiao, Ching-Chia Chuang, Min-Tsung Hsiao, and Yu-Chih Hsiao (“Current Board Members”). Each of the Current Board Members shall serve the Board for a term of one year commencing from June 24, 2019 or until his or her early resignation.

Chih-Yuan Hsiao, 50, received his Associate Bachelor Degree in International Business from Lan Yang Institute of Technology in Taiwan in 1992. From January 2004 to December 2008, Mr. Hsiao was the president of Lazuriton Art and Culture Co., Ltd., a business engaged in marketing and selling artwork carving products. From January 2009 to present, Mr. Hsaio has been the president and a member of the board of directors of Lazuriton Nano Biotechnology Co., Ltd., a Taiwanese corporation, which manufacturers Nano fertilizer products that the Company will market and distribute. As the president, Mr. Hsiao manages all operational activities of the Company, including the purchases and sales of the Nano Fertilizer Products. Mr. Hsiao became the President, Principal Executive Officer, and a member of the Board in June 2015. Due to Mr. Hsiao’s extensive experience in business development, operations management, and executive leadership, the Company believes he complements its management.

Chia-Hung Chang, 52, has been the founder and Chief Executive Officer of Dong Jin Long Co., Ltd., a Taiwan company since its inception in April 2010. Chia-Hung Chang has an Associate Degree from St. Johns University of Technology (previously known as Xinfu Technology College) in Xinbei City, Taiwan. Because Mr. Chang has extensive background in business and management, the Company believes he complements its management.

Yu-Chih Hsiao, 48, was the owner and engineer for Shengtai Engineering Ltd., a company located in Taiwan, from January 2001 to December 2008. Shengtai Engineering Ltd. Was engaged in the business of providing electrical and plumbing maintenance and repairs to households. From January 2009 till now, Mr. Hsiao has been the factory manager of the Manufacturer. Mr. Hsiao’s duties as the factory manager include overseeing the operations of the factory, quality control of products, and the calculation of lead time for inventory. Mr. Yu-Chih Hsiao graduated from Bi Hua High School in New Taipei City, Taiwan. Mr. Hsiao became a member of the Board in June 2015. Due to Mr. Hsiao’s extensive experience in the fertilizer industry and operation management, the Company believes he complements its management.

Min-Tsung Hsiao, 46, has been the owner and engineer of Haoyi Engineering Ltd., located in Taiwan, from January 2005 to present. Haoyi Engineering Ltd. Is engaged in the business of providing electrical and plumbing maintenance and repairs to households. From January 2010, Mr. Hsiao was the president and director of Miaotien Biotechnology Ltd., a Taiwanese corporation, which is a distribution in Taiwan of the Nano fertilizer products of Lazuriton Nano Biotechnology Co., Ltd. Miaotien Biotechnology Ltd. Had ceased all of its operations. Mr. Hsiao became a member of the Board in June 2015. Due to Mr. Hsiao’s extensive experience in the Nano fertilizer industry and marketing and selling such Nano fertilizer products, the Company believes Mr. Hsiao complements its management.

Chih-Yuan Hsiao, Yu-Chih Hsiao and Min-Tsung Hsiao are brothers.

There are no arrangements or understandings between the Company and each of the Current Board Members and any other person or persons pursuant to which any Current Board Member was appointed as a member of the Board. Except as disclosed above, there is no family relationship between any of the Current Board Members and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer except as disclosed herein.

There are no transactions between the Company and any of the Current Board Members that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract, or arrangement with any of the Current Board Members in connection with his or her appointment as a member of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lazuriton Nano Biotechnology (U.S.A.) Inc.
(Registrant)

Dated: July 30, 2019		/s/ Chih-Yuan Hsiao
	Name:	Chih-Yuan Hsiao
	Title:	Principal Executive Officer

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